THIS NOTE AND THE SECURITIES REPRESENTED
HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY
NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT AS TO THE SECURITIES
UNDER SAID ACT OR AN OPINION OF COUNSEL
SATISFACTORY TO THE CORPORATION THAT SUCH
REGISTRATION IS NOT REQUIRED.
HYPERBARIC SYSTEMS

CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT

Note No. 2000A- 11        June 12, 2000
$500,000        Palo Alto, California

FOR VALUE RECEIVED, HYPERBARIC SYSTEMS, a California corporation (the "Company"), promises to pay to Jose Venzor, ("Holder"), or its registered assigns, the principal sum of up to Five Hundred Thousand Dollars ($500,000), or such lesser amount as shall then equal the amount of money borrowed by the Company from the Holder. The Company shall have the right at any time to draw down the loan by providing written notice to the Holder. Additionally, commencing one (1) year from the date of each draw down of the loan, the Company promises to pay interest at a rate of ten percent
(10%) per annum of the outstanding balance. Unless otherwise converted into shares of Common Stock of the Company, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) four (4) years from the date hereof (the "Maturity Date"), or (ii) when such amounts are made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) "Indebtedness" shall mean and include the aggregate amount of, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations with respect to capital leases, (v) all guaranty obligations, (vi) all obligations created or arising pursuant to any conditional sale or other title retention agreement with respect to property acquired by such Person, and (vii) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

(b)         "Company" includes the corporation
initially executing this Note and any Person that shall succeed to or assume the obligations of the Company pursuant to this Note.

(c) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(d) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due pursuant to this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with,
(i) indebtedness of the Company to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

2. Interest. Accrued interest on this Note shall be payable at such time as the outstanding principal amount hereof shall be paid in full.

3. Payment. Except as set forth in Section 4 below, payment shall be made in lawful tender of the United States. The Company may prepay at any time without penalty in whole or in part, the unpaid principal and interest due on this Note, subject to the following conditions:

(a) Prepayment During First Year. During the one-year period commencing on the date hereof, the Company may prepay, in whole or in part, the unpaid principal and interest due on this Note without prior notice to Holder.
Upon delivery of the prepayment to Holder, Holder shall have no further right to convert the portion of this Note represented by such prepayment.

(b) Prepayment During Remainder of Period. Commencing on the one-year anniversary of the date hereof and ending on the Maturity Date, the Company may prepay, in whole or in part, the unpaid principal and interest due on this Note by delivering to Holder a written notice of the Company's intent
to prepay.   The Company shall make the prepayment to Holder within ten
(10) calendar days of the prepayment date set forth on the notice of prepayment, or else the prepayment notice shall be void. The Holder shall have the right to convert this Note as set forth in Section 4 until the business day prior to the date set for prepayment; provided, however, that
(i) during the period commencing on the one-year anniversary of the date hereof and ending on the two-year anniversary of the date hereof, Holder may only convert up to 25% of the then-unpaid principal and interest due on the Note; (ii) during the period commencing on the two-year anniversary of the date hereof and ending on the three-year anniversary of the date hereof, Holder may only convert up to 50% of the then-unpaid principal and interest due on the Note; and (iii) during the period commencing on the three-year anniversary of the date hereof and ending on the Maturity Date, Holder may only convert up to 75% of the then-unpaid principal and interest on the Note.

4. Conversion. For a period of four (4) years from the date hereof, Holder shall have the right to convert any unpaid principal and interest into Common Stock of the Company at the Conversion Price (as defined below).

(a) Mandatory Conversion upon Public Offering. Upon the closing (or first in a series of closings) of the public offering of shares of Common Stock or other equity securities of the Company for an aggregate consideration of at least $1,000,000 (not including the aggregate principal and accrued interest due on this Note and all other Notes) (the "Equity Financing"), the principal and accrued interest due on this Note shall be automatically converted into shares of Common Stock as set forth in Section 4(c) below, unless the Company first delivers a notice of its intent to prepay the Note in accordance with Section 3 hereof. The conversion shall be deemed to have occurred as of the date of such closing or the date of the first closing in a series of closings (the "Financing Closing Date"). The Company shall give the Holder ten (10) days' prior written notice of such terms and conditions and of the proposed Financing Closing Date. As a condition precedent (which may be waived by the Company) to conversion of this Note as provided for in this Section 4, the holder of this Note will be required to execute the definitive Common Stock Purchase Agreement and such other agreements prepared in connection therewith.

(b) Conversion at Option of the Holder. The Holder is entitled, at its option, to convert at any time commencing after the date hereof, the principal amount of this Note or any portion thereof, and at the Holder's election, any accrued but unpaid interest, into shares of Common Stock at the Conversion Price (as defined in Section 4(c) hereof). Conversion shall be effectuated by surrendering this Note to the Company together with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), executed by the Holder and evidencing the Holder's intention to convert this Note or a specified portion (as provided above) hereof.
Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Holder, be paid in cash. No fractional shares will be issued on conversion of this Note. If Holder would otherwise be entitled to a fractional share, Holder shall receive a cash payment equal to the Conversion Price multiplied by the fractional share Holder would otherwise be entitled to receive. The date on which the Conversion Notice is given (the "Conversion Date") shall be deemed to be the date on which Holder faxes the Conversion Notice duly executed to the Company.

(c) Conversion Price. Upon conversion, this Note shall be converted into that number of fully paid and nonassessable shares of Common Stock determined by dividing all of the unpaid principal and interest due on this Note as of the Financing Closing Date by $.75 (as adjusted for stock dividends, stock splits, or recapitalizations occurring after the date hereof) (the "Conversion Price").

(d) Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock to which Holder shall be entitled on such conversion

(e) Termination of Rights. All rights with respect to this Note shall terminate upon the issuance of shares of Common Stock upon conversion of this Note, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note.

5. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder:

(b) Failure to Pay. The Company shall fail to pay (i) any principal payment on the due date hereunder or (ii) any interest or other payment required pursuant to the terms hereof. on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

(c) Breaches of Covenants. The Company shall fail to observe or perform any covenant, obligation, condition or agreement contained herein (other than those covenants specified in Section 6(a) of this Note) and (i) such failure shall continue for thirty (30) days, or (ii) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within sixty (60) days, either (A) such failure shall continue for sixty (60) days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial thirty (30) day period; or

(d)        Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted pursuant to any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereunder or pursuant to applicable law.

7. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows:

(a) Binding Obligation. The Holder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Note issued to the Holder is a valid and binding obligation of the Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b) Investment; Accredited Holder. The Holder understands that the Note and the underlying shares of capital stock (collectively referred to as the "Securities") are a speculative investment, and represents that Holder is aware of the business affairs and financial condition of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities, and that Holder is purchasing the Securities for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws. Holder further represents that it understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.
The Holder acknowledges and understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available, and that the Company is under no obligation to register or qualify the Securities. The Holder is an accredited Holder as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

(c) Access to Data. The Holder acknowledges that Holder has received and reviewed this Agreement and Exhibits hereto. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its officers and directors. The Holder understands that such discussions as well as any written information issued by the Company were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(d) Finder's Fees. The Holder represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation from such Holder by reason of any contract or understanding or contact with the Holder, as a finder or broker in connection with the sale and purchase of the Restricted Securities contemplated by this Agreement.
The Holder agrees to indemnify and hold the Company harmless against and in respect of any claim for brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by such Holder with any such broker or finder in connection with the sale and purchase of the Restricted Securities contemplated by this Agreement.

8. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company's Senior Indebtedness.

(a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument pursuant to which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to the Holder pursuant to the terms of this Section during any 360-day period.

(c)  Further Assurances.  By acceptance of
this Note, the Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to the Holder's rights hereunder, the Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

(d) Other Indebtedness. Indebtedness that does not constitute Senior Indebtedness shall not be senior in any respect to the Indebtedness represented by this Note unless consented to in writing by the Holder.

(e) Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

(f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness pursuant to this Section to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section shall impair, as between the Company and Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay tothe Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(g) Reliance of Holders of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

9. Successors and Assigns. Subject to the restrictions on transfer described in Sections 12 and 13 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

11.        Transfer of this Note or Securities Issuable on Conversion Hereof.
With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.
If a determination has been made pursuant to this Section that the opinion of counsel for Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

12. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires all or substantially all of the Company's property and assets and Holder's rights hereunder are not impaired.

13. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

14. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of a facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth in the Note Purchase Agreement or on the register maintained by the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attn: President), or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

16. Entire Agreement. This Note, together with that certain Warrant Agreement of even date herewith, contains the entire understanding of the parties with respect to the matters covered hereby.


IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

HYPERBARIC SYSTEMS
a California corporation
1127 Harker Avenue
Palo Alto, CA 94301
By:_____________________
Title: ____________________

ACKNOWLEDGED AND ACCEPTED:

_____________________      _______________
Jose Venzor                    Social Security #
112 High Street
Santa Fe, NM 87501